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                                                               Exhibit (23)(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference into the Registration Statements on Forms S-8 and S-3 of our report dated November 19, 1999 with respect to the consolidated financial statements of Xceed, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended August 31, 1999.





/S/HOLTZ RUBENSTEIN & CO., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
November 26, 1999